INDEMNITY AGREEMENT


	This Indemnity Agreement dated April 13, 2007 among SCIENTIFIC INDUSTRIES, INC., a Delaware corporation (the "Company"), ALTAMIRA INSTRUMENTS, INC., a Delaware corporation ("Altamira") and GRACE S. MORIN ("Morin"), HEATHER L. HAUGHT ("Haught") and WILLIAM D. CHANDLER (along with Morin and Haught, the "Sellers").

	WHEREAS, the Company and the Sellers having recently completed the purchase by the Company from the Sellers and the sale by the Sellers to the Company (the "Transaction") of the outstanding shares of capital stock of Altamira (the "Shares") pursuant to a Stock Purchase Agreement, dated as of November 30, 2006, for a consideration which included shares of Common Stock of the Company, and;

	WHEREAS, at the date of the Transaction Altamira was an "S Corporation" as defined in section 1361(a)(1) of the Internal Revenue Code of 1986 (the "Code"); and

	WHEREAS, the Company intends and requests that the Transaction be governed by section 338(h)(10) of the Internal Revenue Code (the "Code"), and;

	WHEREAS, in consideration of the Sellers' cooperation and consent to the filing of an election pursuant to section 338(h)(10) of the Code, the Company and Altamira jointly and severally agree and undertake to provide the indemnities to Sellers as provided in this Indemnity
Agreement;

	WHEREAS, as a result of the Transaction, in the absence of the Election the Sellers would each realize a long term capital gain on the sale of the Shares in the amount of the difference between the sales price for the Shares and the adjusted tax basis of the Shares in the hands of each Seller.

	WHEREAS, as a result of the Election, Altamira shall be deemed to have sold its assets in a taxable transaction immediately prior to the Transaction and shall realize a gain or loss in an amount equal to the difference between the Asset Deemed Sales Price ("ADSP") as defined in Treas. Reg Sec. 1.338-4 and the adjusted tax basis of Altamira's assets. Such gain or loss will be reported to and realized by the Sellers in respect of Altamira's final S Corporation US Return of Income, Form 1120S, and any comparable state or local income tax return,

	NOW THEREFORE, it is hereby agreed that:

1.	Sellers will execute Form 8023, "Elections under Section 338 for Corporations Making Qualified Stock Purchases", attached hereto as Exhibit A, and such other documents and papers as may be required by the Code or the Internal Revenue Service (the "Service") providing for an election (the "Election") pursuant to Section 338(h)(10) of the Code on behalf of Sellers with respect to the Transaction. In furtherance of the Election, the Sellers will deliver within five business days of the delivery by the Company to the Sellers of the Forms K-1 the signed Form 8023 to the Company to be filed with the Internal Revenue Service ("IRS") Form 8023.

2.	(a) Parties to this Indemnity Agreement contemplate that the Sellers will incur certain additional taxes and professional fees (hereinafter "Adverse Consequences") as a result of the filing of Form 8023 with respect to the Transaction. In consideration of the Sellers' undertaking to execute Form 8023 with respect to the Transaction, the Company and Altamira will indemnify, defend and hold harmless each of the Sellers, their successors, heirs or assigns (the "Indemnified Parties"), for any Adverse Consequences. For purposes of this Indemnity Agreement
"Adverse Consequences" shall include but shall not be limited to any and all additional federal, state and local tax liabilities, penalties, interest and tax administrative expenses in the form of tax return preparation and audit fees related to audit and adjustment by federal, state or local tax authorities including but not limited to any Adverse Consequences incurred by the Indemnified Parties that would otherwise not have been incurred by the Indemnified Parties had the Buyer purchased the stock of Altamira pursuant to the Stock Purchase Agreement without the filing of a
Section 338(h)(10) Election. It is the intention of the parties to this Agreement to broadly construe the scope of any Adverse Consequences which may arise on account of the filing of the Election to include, by way of example but not of limitation, any tax which the Indemnified Parties may incur on account of having received a reimbursement from the Company of an incremental tax liability as a result of the Election.

	(b) The amount of tax which is included in the Adverse Consequences to be indemnified pursuant to this Indemnity Agreement shall be calculated and presented to the Company by accountants for the Sellers. Independent Certified Public Accountants for the Company ("Company's Accountants") may make inquiry of independent accountants for the Sellers and be provided by the independent accountants for the Sellers the basis by which such Adverse Consequences are calculated. However, the underlying tax data shall remain the confidential information of each Seller and shall not be subject to disclosure by Company, its officers, employees and agents. In the event of any dispute as to the accuracy of the calculation of the Adverse Consequences such dispute will be resolved, at the Company's expense, by a national firm of Certified Public Accountants mutually agreeable to the Company and Sellers, the determination by which will be conclusive and not subject to further review.

	c) The undertaking of indemnification is intended by the Parties, and shall be interpreted, to cause Buyer to indemnify and hold harmless the Sellers for any Adverse Consequences arising out of the applicability of section 338(h)(10) or any comparable state taxing statute to be applicable to the Transaction compared to a sale of the Shares as contemplated by the Stock Purchase Agreement had no Election been filed.

	(d) Altamira shall deliver on or prior to June 15, 2007 to each Seller a Form K-1 (and any comparable state or local information report) setting forth the amount and form of Seller's income and gain after giving effect to the Election.

	(e) Regardless of whether the Form 8023 is executed by Sellers, the Company shall cause Altamira to pay directly all fees of legal and accounting professionals incurred by the Sellers to assist in preparation or review of this Indemnity Agreement. Upon the execution of the Form 8023 by Sellers, the Company shall pay directly the additional fees for the preparation and filing of all personal income tax returns and documents related to the Election under the applicable tax laws and regulations, such payment to be made within five (5) business days of delivery to the Company of the related invoice(s) setting forth in reasonable detail such fees and costs.
In recognition that the calculation of the amount of Adverse Consequences and the preparation of this Agreement is for the sole benefit of the Company, such payment of the professional legal or accounting services incurred in the implementation of this Agreement on behalf of the Sellers will be treated as costs of the Transaction incurred on behalf of and for the benefit of the Purchaser and will not be reported as income to Sellers.

	(f) If any payment made pursuant to this Agreement is ever deemed additional proceeds from the sale of any Seller's shares or income to any Seller under any other Internal Revenue Service determination ("Additional Proceeds/Income") under applicable income tax laws and is required to be recognized as income in any Seller's income tax return for the year ended December 31, 2007 or any other year, the Company shall pay to such Seller or Sellers an amount, to be mutually determined by the Seller and the Company, but not less than the amount of taxes applicable to the gross amount of the Seller's Additional Proceeds/Income. Such payment shall be made within 30 days following delivery to the Company by or on behalf of the Sellers of the calculation of the tax applicable to the Additional
Proceeds/Income.

	(g) Indemnification payments for Adverse Consequences pursuant to this Agreement shall be reimbursed to each Seller within five business days from receipt of the calculations of such amounts from accountants for the Sellers. In the event of any dispute regarding the calculation of Adverse Consequences, any positive or negative adjustment to the amounts previously reimbursed pursuant to this paragraph shall be paid by the party charged with the adjustment within five business days of receipt of the report of the determination made by the national firm of Certified Public Accountants selected pursuant to Section 2(b) to resolve such dispute.

3.	This Agreement shall be governed and controlled by the internal laws of the state of New York without reference to the conflicts of law provisions.

4.	This Agreement may be executed in any number of counterparts and may be executed by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one agreement.


SCIENTIFIC INDUSTRIES INC.


By:/s/Helena R. Santos

Name: Helena R. Santos
Title:   President
________________________________

ALTAMIRA INSTRUMENTS, INC.


By:/s/Helena R. Santos

Name: Helena R. Santos
Title:   President
________________________________

SELLERS:


/s/Grace S. Morin
_________________
Grace S. Morin


/s/Heather L. Haught
____________________
Heather L. Haught


/s/William D. Chandler
______________________
William D. Chandler


 _____________________________________________________________________________


June 14, 2007



Grace S. Morin
Heather L. Haught
William D. Chandler

Subject:  Extension of Agreement Date from June 15, 2007 to July 31, 2007

Dear Grace, Heather and William:

This will confirm an amendment tot he Indemnity Agreement dated
April 13, 2007 between you, Scientific Industries, Inc., and Altamira Instruments Inc. (the "Agreement"), solely to change the date of June 15, 2007 set forth in Section 2(d) to July 31, 2007.

Please confirm your agreement with this amendment by signing at the place indicated below and returning to the Company (i.e. Scientific Industries, Inc.)
a copy of this letter.

SCIENTIFIC INDUSTRIES INC.


By:/s/Helena R. Santos

Name: Helena R. Santos
Title:   President
________________________________

ALTAMIRA INSTRUMENTS, INC.


By:/s/Helena R. Santos

Name: Helena R. Santos
Title:   President
________________________________



AGREED:

/s/Grace S. Morin
_________________
Grace S. Morin


/s/Heather L. Haught
____________________
Heather L. Haught


/s/William D. Chandler
______________________
William D. Chandler